Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com

Court Rules in Rimini Street’s Favor on Key Matters, Denies Oracle Motions and Cites “Common Sense” and “Absurd Result” in Denying Oracle Claims

Court affirms that there has been no finding of infringement of the Company’s enterprise software support Process 2.0 or Automation Framework (AFW) tools

LAS VEGAS, April 1, 2021 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today issued the following statement in response to a recent court order in the decade-long litigation between Rimini Street and Oracle, where the courts have found that third-party support and customization of enterprise software is permitted, Oracle licensees have a choice of support vendors and, as stated by the United States Court of Appeals, Rimini Street provides third-party support for Oracle’s enterprise software in lawful competition with Oracle’s direct maintenance services:

“On March 31, 2021, the United States District Court for Nevada issued an order resolving many outstanding disputes between the parties related to a permanent injunction that has been in place since 2018. The injunction does not prohibit Rimini Street’s provision of support services for any Oracle product lines, but rather defines the manner in which Rimini Street can provide support services for certain Oracle product lines.

Most importantly, the Court affirmed that there has been no finding of infringement by the Court of the Company’s enterprise software support Process 2.0 or Automation Framework (AFW) tools, finding that, as Rimini Street requested when it filed the Rimini Street v. Oracle litigation in 2014, those issues will be heard and decided by a jury.

Additionally, the Court ruled in the Company’s favor on the ability of Rimini Street’s engineers to learn and gain experience from their work. Oracle has claimed that Rimini Street engineers infringe Oracle’s copyrights and violate court orders by merely applying their learning and using know-how gained supporting one client to support other clients running the same licensed software. Building on the Court’s previous denial of these Oracle claims, the Court further noted in its most recent order that ‘[i]t is common sense that Rimini’s engineers would get better and faster at conducting a task with more experience.’ The Court also clarified and affirmed other

Court Rules in Rimini Street’s Favor on Key Matters, Denies Oracle Motions and Cites “Common Sense” and “Absurd Result” in Denying Oracle Claims	Page 2
important provisions of its previous and most recent orders in Rimini Street’s favor while denying Oracle claims, stating that accepting some of Oracle’s claims would result in an ‘absurd result.’

The Court also denied Oracle’s motions for sanctions, noting that it did not find any inappropriate conduct by Rimini Street and therefore found no basis for any sanctions.

The Court did find that Rimini Street has violated the injunction in certain narrow instances and circumstances, including with respect to two deliverables relating to two specific clients in 2014 and 2015. However, the cited activities for these two specific deliverables occurred before the injunction was in place and therefore cannot be a violation of the injunction. The Court has scheduled an evidentiary hearing in September 2021.

‘For more than 15 years, Rimini Street has brought disruptive, innovative support options to enterprise software licensees, delivered savings of more than $5 billion to date and achieved an average client satisfaction rating of 4.9 out of 5.0, where 5.0 is excellent. Despite more than a decade of continuous litigation with Oracle, Rimini Street has grown year after year with a five year compound annual growth rate (CAGR) of 23% and served thousands of Oracle clients around the world – including Fortune 500, Fortune Global 100 and government agencies in many countries,’ said Seth A Ravin, CEO, co-founder and chairman of the board. ‘We plan to continue methodically prosecuting our litigation with Oracle, including our claim of illegal anticompetitive conduct against Oracle, and look forward to ultimately prevailing.’”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 4,000 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn.

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These statements are based on various assumptions and on the current expectations of management and are not

Court Rules in Rimini Street’s Favor on Key Matters, Denies Oracle Motions and Cites “Common Sense” and “Absurd Result” in Denying Oracle Claims	Page 3
predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the duration of and economic, operational and financial impacts on Rimini Street’s business of the COVID-19 pandemic, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt Rimini Street’s business or that of its current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; Rimini Street’s need and ability to raise additional equity or debt financing on favorable terms and Rimini Street’s ability to generate cash flows from operations to help fund increased investment in Rimini Street’s growth initiatives; the sufficiency of Rimini Street’s cash and cash equivalents to meet its liquidity requirements; the terms and impact of Rimini Street’s outstanding 13.00% Series A Preferred Stock, including Rimini Street’s ability to complete its previously-announced partial redemption of its Series A Preferred Stock on the terms and conditions described in its Current Report on Form 8-K dated March 16, 2021; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; customer adoption of Rimini Street’s recently introduced products and services, including its Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services Rimini Street expects to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those risks discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 3, 2021 and as updated from time to time by other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2021 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.